Exhibit 32


                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In  connection  with  the  Annual  Report  of  Victoria  Industries,  Inc.  (the
"Company") on Form 10-KSB for the period ending December 31, 2003 and 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Albert Abdoulline, as President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:          /S/
--------------------------------

Albert Abdoulline
President, CEO and CFO
Date:  July 28, 2005